UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Aon plc	Aon plc
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Ireland	England and Wales
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

Applied For	98-1030901
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

The Aon Centre	The Aon Centre
122 Leadenhall Street	122 Leadenhall Street
London, England, EC3V 4AN	London, England, EC3V 4AN
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Aon Corporation	Aon Global Holdings Limited
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	England and Wales
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

36-3051915	98-1199820
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

200 East Randolph Street	The Aon Centre
Chicago, Illinois 60601	122 Leadenhall Street
United States of America	London, England, EC3V 4AN
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.750% Senior Notes due 2045	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-183686

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

On May 24, 2013, Aon plc, a company incorporated under the laws of England and Wales (“Aon UK”), entered into an indenture (as amended and restated on May 20, 2015, the “Indenture”) with Aon Corporation, a Delaware corporation (“Aon Delaware”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). On May 20, 2015, Aon UK issued its 4.750% Senior Notes due 2045 (the “Senior Notes”), which are guaranteed by Aon Delaware, pursuant to the Indenture.

The Senior Notes are listed on the New York Stock Exchange and were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2015 (File No. 001-07933).

On April 1, 2020, Aon UK, Aon Delaware, Aon plc, an Irish public limited company (“Aon Ireland”), Aon Global Holdings Limited, a company incorporated under the laws of England and Wales (“AGH”), and the Trustee entered into a supplemental indenture amending and restating the Indenture, pursuant to which each of Aon Ireland and AGH provided a guarantee (together, the “Additional Guarantees”) in respect of the Senior Notes pursuant to the terms of the Indenture.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information set forth under the caption “Description of the Securities” in the Prospectus Supplement, dated May 13, 2015, and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus, dated August 31, 2012, filed with the Commission on May 14, 2015 and August 31, 2012, respectively.

The information required by this item in relation to the Additional Guarantees is incorporated herein by reference to the information set forth under the caption “Description of Debt Securities and Guarantees” in Exhibit 4.7 to the Current Report on Form 8-K filed with the Commission on April 1, 2020.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Indenture, dated April 1, 2020, among Aon UK, Aon Delaware, Aon Ireland, AGH and the Trustee (amending and restating the Amended and Restated Indenture, dated May 20, 2015, among Aon UK, Aon Delaware and the Trustee) (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the Commission on April 1, 2020)

4.2	Form of 4.750% Senior Note due 2045 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Commission on May 20, 2015)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: April 1, 2020

AON PLC
(Registrant)

By:	/s/ Molly Johnson
Name:	Molly Johnson
Title:	Assistant Secretary

AON CORPORATION
(Registrant)

By:	/s/ Molly Johnson
Name:	Molly Johnson
Title:	Vice President and Secretary

AON PLC
(Registrant)

By:	/s/ Molly Johnson
Name:	Molly Johnson
Title:	Assistant Secretary

AON GLOBAL HOLDINGS LIMITED
(Registrant)

By:	/s/ Domingo Garcia
Name:	Domingo Garcia
Title:	Director